DRAFT OF AUGUST 3, 1999












                                 TELETRAC, INC.

                                   $15,000,000

                                    9% Notes

                                    Due 2004




                                   __________




                           Dated as of _________, 1999


                     [___________________________________],


                                   as Trustee

                              CROSS-REFERENCE TABLE
                     (This table shall not, for any purpose,
                    be deemed to be a part of this Indenture)

TIA SECTION                                                   INDENTURE SECTION

310(a)(1)...................................................              7.10
           (a)(2)...........................................              7.10
           (a)(3)...........................................              N.A.
           (a)(4)...........................................              N.A.
           (b).............................................. 7.08; 7.10; 11.02
           (c)..............................................              N.A.
311(a)     .................................................              7.11
           (b)..............................................              7.11
           (c)..............................................              N.A.
312(a)     .................................................              2.05
           (b)..............................................             11.03
           (c)..............................................             11.03
313(a)     .................................................              7.06
           (b)(1)...........................................              N.A.
           (b)(2)...........................................              7.06
           (c)..............................................             11.02
           (d)..............................................              7.06
314(a)     .................................................       4.03; 11.02
           (b)..............................................              N.A.
           (c)(1)...........................................             11.04
           (c)(2)...........................................             11.04
           (c)(3)...........................................              N.A.
           (d)..............................................              N.A.
           (e)..............................................             11.05
           (f)..............................................              N.A.
315(a)     .................................................           7.01(b)
           (b)..............................................       7.05; 11.02
           (c)..............................................           7.01(a)
           (d)..............................................           7.01(c)
           (e)..............................................              6.11
316(a) (last sentence)......................................              2.09
           (a)(1)(A)........................................              6.05
           (a)(1)(B)........................................              6.04
           (a)(2)...........................................              N.A.
           (b)..............................................              6.07
317(a)(1)  .................................................              6.08
           (a)(2)...........................................              6.09



                                       (i)

           (b)..............................................              2.04
318(a)     .................................................             11.01


-------------

N.A. means Not Applicable.



                                      (ii)

                                TABLE OF CONTENTS

                                                                            PAGE

                                  ARTICLE ONE

Definitions and Incorporation by Reference....................................1

  Section 1.01.  Definitions..................................................1
  Section 1.02.  Incorporation by Reference of Trust Indenture Act...........15
  Section 1.03.  Rules of Construction.......................................16

                                   ARTICLE TWO

The Notes....................................................................16

  Section 2.01.  Form and Dating.............................................16
  Section 2.02.  Execution and Authentication................................16
  Section 2.03.  Registrar and Paying Agent..................................17
  Section 2.04.  Paying Agent to Hold Money in Trust.........................18
  Section 2.05.  Noteholder Lists............................................18
  Section 2.06.  Transfer and Exchange.......................................18
  Section 2.07.  Replacement Notes...........................................19
  Section 2.08.  Outstanding Notes...........................................19
  Section 2.09.  Treasury Notes..............................................19
  Section 2.10.  Temporary Notes.............................................20
  Section 2.11.  Cancellation................................................20
  Section 2.12.  Defaulted Interest..........................................20
  Section 2.13.  CUSIP Number................................................21
  Section 2.14.  Deposit of Monies, Etc......................................21
  Section 2.15.  Certain Interest Payable in Deferred Interest Notes.........21

                                  ARTICLE THREE

Redemption...................................................................22

  Section 3.01.  Notices to Trustee..........................................22
  Section 3.02.  Selection of Notes to Be Redeemed...........................23
  Section 3.03.  Notice of Redemption........................................23
  Section 3.04.  Effect of Notice of Redemption..............................24
  Section 3.05.  Deposit of Redemption Price.................................24
  Section 3.06.  Notes Redeemed in Part......................................24


                                      (iii)

                                  ARTICLE FOUR

Covenants....................................................................25

  Section 4.01.  Payment of Notes............................................25
  Section 4.02.  Corporate Existence.........................................25
  Section 4.03.  Reports.....................................................25
  Section 4.04.  Compliance Certificates.....................................25
  Section 4.05.  Maintenance of Office or Agency.............................26
  Section 4.06.  Notice of Defaults..........................................26
  Section 4.07.  Waiver of Stay, Extension or Usury Laws.....................27
  Section 4.08.  Restricted Payments.........................................27
  Section 4.09.  Dividend and Other Payment Restrictions Affecting
                   Subsidiaries..............................................29
  Section 4.10.  Incurrence of Indebtedness or Issuance of Disqualified
                   Stock.....................................................31
  Section 4.11.  Transactions with Affiliates................................32
  Section 4.12.  Liens.......................................................33
  Section 4.13.  Additional Guarantees.......................................33
  Section 4.14.  Offer to Purchase Upon Change of Control....................34
  Section 4.15.  Maintenance of Properties and Insurance.....................36
  Section 4.16.  Limitation on Issuances and Sales of Capital
                   Stock of Subsidiaries.....................................36
  Section 4.17.  Business Activities.........................................36
  Section 4.18.  Limitation on Sales of Assets and Subsidiary Interests......36

                                  ARTICLE FIVE

Successor Corporation..................................................... ..37

  Section 5.01.  When the Company May Merge, Etc.............................37
  Section 5.02.  Successor Corporation Substituted...........................38

                                   ARTICLE SIX

Defaults and Remedies........................................................39

  Section 6.01.  Events of Default...........................................39
  Section 6.02.  Acceleration................................................41
  Section 6.03.  Other Remedies..............................................42
  Section 6.04.  Waiver of Existing Defaults.................................42
  Section 6.05.  Control by Majority.........................................42



                                      (iv)

  Section 6.06.  Limitation on Suits.........................................43
  Section 6.07.  Rights of Holders to Receive Payment........................43
  Section 6.08.  Collection Suit by Trustee..................................43
  Section 6.09.  Trustee May File Proofs of Claim............................44
  Section 6.10.  Priorities..................................................44
  Section 6.11.  Undertaking for Costs.......................................45

                                  ARTICLE SEVEN

Trustee  ....................................................................45

  Section 7.01.  Duties of Trustee...........................................45
  Section 7.02.  Rights of Trustee...........................................46
  Section 7.03.  Individual Rights of Trustee................................47
  Section 7.04.  Trustee's Disclaimer........................................47
  Section 7.05.  Notice of Defaults..........................................48
  Section 7.06.  Reports by Trustee to Holders of the Notes..................48
  Section 7.07.  Compensation and Indemnity..................................48
  Section 7.08.  Replacement of Trustee......................................49
  Section 7.09.  Successor Trustee by Merger, Etc............................50
  Section 7.10.  Eligibility; Disqualification...............................50
  Section 7.11.  Preferential Collection of Claims Against Company...........50

                                  ARTICLE EIGHT

Discharge of Indenture.......................................................51

  Section 8.01.  Termination of Company's Obligations........................51
  Section 8.02.  Application of Trust Money..................................52
  Section 8.03.  Repayment to Company........................................52
  Section 8.04.  Reinstatement...............................................53

                                  ARTICLE NINE

Amendments, Supplements and Waivers..........................................53

  Section 9.01.  Without Consent of Holders..................................53
  Section 9.02.  With Consent of Holders.....................................54
  Section 9.03.  Compliance with Trust Indenture Act.........................55
  Section 9.04.  Revocation and Effect of Consents...........................55
  Section 9.05.  Notation on or Exchange of Notes............................55
  Section 9.06.  Trustee to Sign Amendments, Etc.............................56


                                       (v)

                                   ARTICLE TEN

Subordination................................................................56

  Section 10.01.  Notes Subordinated to Senior Indebtedness..................56
  Section 10.02.  No Payment on Notes in Certain Circumstances...............56
  Section 10.03.  Notes Subordinated to Prior Payment of All Senior
                    Indebtedness on Dissolution, Liquidation or
                    Reorganization of the Company............................58
  Section 10.04.  Noteholders to Be Subrogated to Rights of Holders of Senior
                    Indebtedness.............................................59
  Section 10.05.  Obligation of Company Unconditional........................59
  Section 10.06.  Trustee Entitled to Assume Payments Not Prohibited in
                    Absence of Notice........................................60
  Section 10.07.  Application by Trustee of Monies Deposited with It.........60
  Section 10.08.  Subordination Rights Not Impaired by Acts or Omissions
                    of the Company or Holders of Senior Indebtedness.........61
  Section 10.09.  Noteholders Authorize Trustee to Effectuate Subordination
                    of Notes.................................................61
  Section 10.10.  Right of Trustee to Hold Senior Indebtedness...............61
  Section 10.11.  Article Ten Not to Prevent Events of Default...............62
  Section 10.12.  No Fiduciary Duty Created to Holders of Senior
                    Indebtedness.............................................62
  Section 10.13.  Limitation on Certain Remedies.............................62
  Section 10.14.  Miscellaneous..............................................62

                                 ARTICLE ELEVEN

Miscellaneous................................................................64

  Section 11.01.  Trust Indenture Act Controls...............................64
  Section 11.02.  Notices....................................................64
  Section 11.03.  Communication by Holders with Other Holders................65
  Section 11.04.  Certificate and Opinion as to Conditions Precedent.........65
  Section 11.05.  Statements Required in Certificate or Opinion..............65
  Section 11.06.  Rules by Trustee and Agents................................66
  Section 11.07.  Legal Holidays.............................................66
  Section 11.08.  Governing Law..............................................66
  Section 11.09.  No Recourse Against Others.................................66
  Section 11.10.  Successors.................................................67
  Section 11.11.  Duplicate Originals........................................67
  Section 11.12.  No Interpretation of Other Agreements......................67
  Section 11.13.  Severability...............................................67
  Section 11.14.  Effect of Headings and Table of Contents...................67



                                      (vi)

          INDENTURE, dated as of ____________, 1999, between TELETRAC, INC., a Delaware corporation (the "Company") and [____________________], a corporation (the "Trustee").

          Pursuant to the plan of reorganization of the Company under Chapter 11 of the United States Bankruptcy Code, dated ___________, 1999, confirmed by the United States Bankruptcy Court for the District of Delaware in Case No. 99-2250 (the "Plan"), the Company has been authorized to enter into this Indenture on the later of (i) the Effective Date (as such term is defined in the Plan), or
(ii) October 1, 1999, and to issue up to $15 million in principal amount of the Notes issued pursuant hereto.

          Intending to be legally bound hereby, the Company and the Trustee, for the benefit of each other and for the equal and ratable benefit of the holders of the Company's Notes and Deferred Interest Notes (collectively, the "Notes"), agree as follows:


                                   ARTICLE ONE

                   Definitions and Incorporation by Reference

          Section 1.01. DEFINITIONS.

          "ACQUIRED DEBT" means, with respect to any specified Person:

          (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

          (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "AFFILIATE" of a Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AFFILIATE TRANSACTION" has the meaning ascribed to it in Section 4.11 hereto.

          "AGENT" means any Registrar or Paying Agent.

          "ASSET SALE" means:

          (i) the sale, lease, conveyance or other disposition (collectively "dispositions") of any assets (including, without limitation, byway of a sale and leaseback) in one or a series of related transactions; and

          (ii) the issuance by any of the Company's Subsidiaries of Equity Interests or the disposition by the Company or any of its Subsidiaries of Equity Interests of any of their Subsidiaries,

in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions: (a) that have a Fair Market Value in excess of $5 million; or (b) for net proceeds in excess of $5 million. Notwithstanding the foregoing: (i) the sale of inventory in the ordinary course of business;
(ii) a disposition of assets by the Company to a wholly owned Subsidiary or by a Subsidiary of the Company to the Company or to a wholly owned Subsidiary of the Company; (iii) an issuance of Equity Interests by a Subsidiary of the Company to the Company or to a wholly owned Subsidiary of the Company; (iv) a Restricted Payment that is permitted by Section 4.08; (v) the sale of assets that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company; and (vi) any sales of assets to Ituran Location and Control, Ltd. or any Affiliates of Ituran Location and Control, Ltd. shall not be deemed to be Asset Sales.

          "BANK AGENT" means _________________, as agent under the Senior Credit Agreement.

          "BANK OBLIGATIONS" means all obligations of the Company now or hereafter existing under the Senior Credit Agreement or any Permitted Bank Refinancing and the promissory notes issued thereunder, whether for principal, interest, fees, expenses or otherwise and all obligations of the Company now or hereafter existing under each other agreement or instrument delivered by the Company in connection with the Senior Credit Agreement or any Permitted Bank Refinancing or to provide collateral security for the Bank Obligations.

          "BANKRUPTCY LAW" has the meaning assigned to it in Section 6.01 hereof.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

          "BOARD RESOLUTION" means a resolution by the Board of Directors which shall be certified as being duly adopted and in full force and effect by the Secretary of the Company.

          "BUSINESS DAY" means any day not a Legal Holiday.

          "CAPITAL LEASE" means, at the time any determination thereof is made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means:

          (i) in the case of a corporation, corporate stock;

          (ii) in the case of an association or business entity, and any all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (iii) in the case of a partnership, partnership interests (whether general or limited); and

          (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH CONSIDERATION" means any consideration received from an Asset Sale in the form of cash or Cash Equivalents, in either case in U.S. dollars or freely convertible into U.S. dollars.

          "CASH EQUIVALENTS" means:

          (i) U.S. dollars;

          (ii) Government Securities;

          (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Eligible Institution;

          (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and
          (iii)above entered into with any Eligible Institution;

          (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

          (vi) shares of any mutual funds or other pooled investment vehicles, in each case having assets of $500 million, investing solely in investments of the types described in (i) through (v) above.

          "CHANGE OF CONTROL" means:

          (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, directly or indirectly, including through a liquidation or dissolution, of all or substantially all of the assets of the Company and its Subsidiaries to any Person or group (as such term is used in Section 13 (d) of the Exchange Act);

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (iii) any Person or group (as such term is used in Section 13(d) of the Exchange Act), other than any of the EXISTING STOCKHOLDERS or their respective Affiliates, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 75% of the total voting power of the VOTING EQUITY INTERESTS of the Company, including by way of merger, consolidation or otherwise.

          "CHANGE OF CONTROL DATE" has the meaning ascribed to such term in
Section 4.14 hereto.

          "COMPANY" means the party named as such in this Indenture until a successor (or successors) replaces it pursuant to this Indenture and thereafter means such successor (or successors).

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, to the extent deducted or otherwise excluded in computing such Consolidated Net Income;

          (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a sale of assets;

          (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period;

          (iii) Consolidated Interest Expense less consolidated interest income of such Person and its Subsidiaries for such period; and

          (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of a Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed by dividend to such Person by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the consolidated interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commission, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations).

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

          (i) the Net Income of any Person that is accounted for by the equity method of accounting shall be included, but only to the extent of the amount of dividends or distributions actually paid in cash to the relevant Person or a wholly owned Subsidiary thereof;

          (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders;

          (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (iv) the cumulative effect of a change in accounting principles shall be excluded; and

          (v) the Net Income of any Subsidiary shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the relevant Person or a Subsidiary thereof.

          "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is _________________.

          "CUSTODIAN" has the meaning assigned to it in Section 6.01 hereof.

          "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DEFERRED INTEREST ELECTION" has the meaning assigned to it in Section 2.15(a) hereof.

          "DEFERRED INTEREST PAYMENT DATE" has the meaning assigned to it in
Section 2.15(a) hereof.

          "DEFERRED INTEREST NOTES" means the Company's 12% Senior Subordinated Deferred Interest Notes due 2004, as amended or supplemented from time to time, that are issued under this Indenture.

          "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event:

          (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

          (ii) is redeemable or is convertible or exchangeable for Indebtedness at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

          "ELIGIBLE INSTITUTION" means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" or higher according to S&P or Moody's at the time as of which any investment or rollover therein is made.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EVENT OF DEFAULT" has the meaning assigned to it in Section 6.01 hereof.

          "EXISTING INDEBTEDNESS" means the Indebtedness of the Company in existence on the Issue Date until such amounts are repaid.

          "EXISTING STOCKHOLDERS" means any stockholder of the Company who or which beneficially owns more than 5.0% of the Equity Interest of the Company on a fully diluted basis, as of the date of this Indenture.

          "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and which determination shall be evidenced by an Officers' Certificate delivered to the Trustee.

          "FCC" means the Federal Communications Commission.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession and which are in effect on the Issue Date.

          "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

          "GUARANTEE" or "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

          (i) interest rate swap agreements;

          (ii) foreign currency hedge obligations; and

          (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest and foreign currency rates.

          "HOLDER" or "NOTEHOLDER" means the person in whose name a Note is registered on the Registrar's books.

          "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable to the extent that any such accrued expense or trade payable is not more than 90 days overdue or is otherwise being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person and, in the event such indebtedness is not assumed by, and is otherwise non-recourse to, such Person, the amount of such indebtedness shall be deemed to equal the greater of the book value or Fair Market Value of such asset).

          "INDEBTEDNESS TO CASH FLOW RATIO" means, with respect to any Person as of any date of determination, the ratio of:

          (i) total Indebtedness of such Person and its Subsidiaries as of such date to;

          (ii) four times Consolidated Cash Flow of such Person and its Subsidiaries for the most recently ended fiscal quarter for which financial statements of such Person are available (the "Measurement Period");

provided, however, that: (a) in making such computation, the total Indebtedness of such Person and its Subsidiaries shall include the total amount of funds outstanding and available under any credit facilities; and (b) in the event such Person or any of its Subsidiaries consummates a material acquisition or sale of assets subsequent to the commencement of the Measurement Period, then the Indebtedness to Cash Flow Ratio shall be calculated giving PRO FORMA effect to such material acquisition or sale of assets as if the same had occurred at the beginning of the Measurement Period.

          "INDENTURE" means this Indenture, as further amended or supplemented from time to time.

          "INTEREST PAYMENT DATE" has the meaning ascribed to it in the form of Senior Subordinated Note attached hereto as Exhibit A and in the form of Deferred Interest Note attached hereto as Exhibit B.

          "ISSUE DATE" means the date on which the Notes are first authenticated and delivered under this Indenture.

          "LEGAL HOLIDAY" has the meaning assigned to it in Section 11.07 hereof.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "MOODY'S" means Moody's Investors Service, Inc.

          "NET INCOME" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any sale of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions); or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

          (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "NET PROCEEDS" means the aggregate cash consideration received by the Company or any of its Subsidiaries in respect of any Asset Sale in the form of cash or Cash Equivalents (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset
Sale), net of the direct costs relating to such Asset sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred, as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements, and provided that any such amount not so required to be paid for taxes shall be deemed to constitute Net Proceeds at the time such amount is not retained for such purpose), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or asset (including Equity Interests) established in accordance with GAAP (provided that the amount of any such reserve shall be deemed to constitute Net Proceeds at the time such reserve shall have been released or is not otherwise required to be retained for such purpose).

          "NON-RECOURSE DEBT" means Indebtedness:

          (i) as to which neither the Company nor any of its Subsidiaries: (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness); (b) is directly or indirectly liable (as a guarantor or otherwise); or (c) constitutes the lender;

          (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries.

          "NOTES" means, collectively, the Company's 9% Notes due 2004, as amended or supplemented from time to time and are issued under this Indenture, and the Deferred Interest Notes, or, if the context so requires in provisions relating to the transfer, exchange or replacement of Notes, means Notes corresponding to such Notes so transferred, exchanged or replaced.

          "OBLIGATIONS" means the principal of and interest (including any additional interest payable in accordance with the terms of the Notes and the Indenture) on such Note and all other amounts due and payable under this Indenture and the Notes (including, without limitation, amounts payable to acquire any Notes in connection with the redemption provisions of this Indenture).

          "OFFICER" means the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed (a) by the Chairman or Vice Chairman of the Board of Directors, President or a Vice President, and
(b) by the Treasurer, Secretary, or an Assistant Treasurer or an Assistant Secretary of the Company and delivered to the Trustee as required by the terms of this Indenture; provided that, in the event an Officer of the Company holds a position set forth in both (a) and (b), such Officer may sign an Officers' Certificate only in his capacity as an Officer under Clause (a) or Clause (b), but not both.

          "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be counsel to the Company, who is reasonably acceptable to the Trustee.

          "PAYING AGENT" has the meaning assigned to it in Section 2.03 hereof.

          "PAYMENT BLOCKAGE PERIOD" has the meaning assigned to it in Section
10.02 hereof.

          "PERMITTED BANK REFINANCING" means (a) any refinancing, renewal, extension, refunding or amendment of the Senior Credit Agreement (or any prior such refinancing, renewal, extension, refunding or amendment) which does not increase, or thereafter permit the increase of, the aggregate principal amount of such Indebtedness beyond the maximum aggregate principal amount of Indebtedness then outstanding or permitted to be incurred under the Senior Credit Agreement (or such prior refinancing, renewal, extension or refunding thereof or amendment thereto), and (b) any other Indebtedness of the Company or any Subsidiary of the Company, to banks and/or other financial institutions, up to an aggregate principal amount at any time outstanding of $20 million and where the proceeds of such Indebtedness are used to pay, prepay or redeem all (but not less than all) of the principal and interest outstanding on the Notes.

          "PERMITTED INVESTMENT" means:

          (i) any Investment in the Company or in any wholly owned Subsidiary of the Company;

          (ii) any Investment in Cash Equivalents;

          (iii) Investments by the Company or any of its Subsidiaries in a Person if, as a result of such Investment: (a) such Person becomes a wholly owned Subsidiary of the Company; (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any wholly owned Subsidiary of the Company;

          (iv) any Investments made solely as a result of the receipt of non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.18; and

          (v) any Investment made by the Company or any of its Subsidiaries in a Related Business;

provided that, at any time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time outstanding under this clause (v) to exceed $6 million.

          "PERMITTED LIENS" means:

          (i) Liens securing the Notes;

          (ii) Liens in favor of the Company;

          (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary;

          (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (v) Liens to secure the performance of statutory obligations, surety, appeal or performance bonds or other obligations of a like nature or mechanics' or purchase money Liens incurred in the ordinary course of business;

          (vi) Liens existing on the Issue Date;

          (vii) Liens on inventory or accounts receivable securing Indebtedness incurred in accordance with Section 4.10(vi) hereof or securing Permitted Refinancing Indebtedness incurred pursuant hereto to refinance Indebtedness in accordance with Section 4.10(vi) hereof;

          (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (ix) Liens on assets of Subsidiaries that secure Non-Recourse Debt of Subsidiaries;

          (x) Liens securing Indebtedness under the Senior Credit Agreement;

          (xi) Liens securing Indebtedness incurred pursuant to Section 4.10(viii) hereof; and

          (xii) Liens securing Indebtedness described in Section 4.09 (iv)(h) or
          Section 4.10(ix) hereof.

          "PERMITTED REFINANCING INDEBTEDNESS" has the meaning set forth in
Section 4.10 hereof.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity of any kind.

          "PLAN" has the meaning assigned to it in the fourth unnumbered paragraph of this Indenture.

          "PREFERRED EQUITY INTEREST" in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

          "PRINCIPAL" of a debt security means the amount stated as principal on the face of the security plus, when appropriate, the premium, if any, on the security.

          "QUARTER" means a fiscal quarter of any Person.

          "REFINANCED INDEBTEDNESS" has the meaning assigned to it in Section
4.10 hereof.

          "REGISTRAR" has the meaning assigned to it in Section 2.03 hereof.

          "RELATED ASSETS" means all assets used in connection with the design, development, procurement, installation, operation or marketing of location or related two-way messaging systems and any activities or assets ancillary thereto.

          "RELATED BUSINESS" means any business relating to the design, procurement, installation and operation of location, fleet management or related two-way messaging systems and business and reasonably related extensions thereof.

          "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any Officer within the Corporate Trust and Agency Division (or any successor group) of the Trustee, including any Vice President, any Assistant Vice President, any Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of or familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED SECURITIES" means each Senior Subordinated Note issued under this Indenture and each Deferred Interest Note issued pursuant to Section
2.15 hereof and Section 2(b) of the Note, until such time as (i) a registration statement under the Securities Act covering such security has been declared effective and such security has been disposed of pursuant to such effective registration statement or (ii) if an exemption from such registration is available.

          "S&P" means Standard & Poors Ratings Group.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR CREDIT AGREEMENT" means the Senior Secured Note and Class A Warrant Purchase Agreement among the Company and the several purchasers named in
Schedule I thereto.

          "SENIOR INDEBTEDNESS" means the Senior Secured Notes issued pursuant to the Senior Credit Agreement.

          "SUBSIDIARY" means, with respect to a Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any other Person (other than a corporation) in which such Person, one or more of its Subsidiaries or such Person and one or more of its Subsidiaries, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

          "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date of this Indenture and on the date on which this Indenture is qualified thereunder.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

          "U.S." OR "UNITED STATES" means the United States of America.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal of such Indebtedness.

          Section 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC,

          "indenture securities" means the Notes,

          "indenture security holder" means a Holder or Noteholder,

          "indenture to be qualified" means this Indenture,

          "indenture trustee" or "institutional trustee" means the Trustee, and

          "obligor" on the indenture securities means the Company and any successor obligor on the indenture securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          Section 1.03. RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

               (1) terms defined in this Indenture have the meanings assigned to them herein;

               (2) references to "generally accepted accounting principles" or "GAAP" mean United States generally accepted accounting principles as in effect on the date hereof, and an accounting term not otherwise defined has the meaning assigned to it in accordance with such generally accepted accounting principles;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5)  provisions apply to successive events and transactions; and

               (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                    The Notes

          Section 2.01. FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A attached hereto, and in the case of the Deferred Interest Notes, substantially in the form set forth in Exhibit B attached hereto, the terms of each of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company, and required by law, stock exchange rule or usage.

          Section 2.02. EXECUTION AND AUTHENTICATION.

          The Notes shall be executed on behalf of the Company by two Officers of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall authenticate Notes (i) in the case of the Notes for original issue in the aggregate principal amount of up to $15,000,000 and (ii) in the case of the Deferred Interest Notes, as and when required pursuant to Section 2.15, in each case upon a written order of the Company signed by two Officers of the Company subject, in the case of the Deferred Interest Notes, to compliance with the additional requirements of Section 2.15. The order shall specify the amount of Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time shall not exceed $15,000,000 except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes, which authenticating agent shall be compensated by the Company. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authentication agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

          The Notes shall be issuable only in registered form without coupons.

          Section 2.03. REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (a "Registrar") and an office or agency where Notes may be presented for payment (a "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent, and the term "Registrar" includes any co-Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. Neither the Company nor any Affiliate may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Each such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

          Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent shall (i) hold in trust for the benefit of the Noteholders or the Trustee, as their interests may appear, all monies or Deferred Interest Notes held by the Paying Agent for the payment of principal of or interest on the Notes, (ii) notify the Trustee of any Default by the Company in making any such payment or in delivering any such Deferred Interest Notes and, (iii) during the continuance of any Event of Default, upon written request of the Trustee, pay to the Trustee all monies or Deferred Interest Notes held by it and account for any of the same disbursed or delivered, as the case may be. The Company may at any time require a Paying Agent to pay all monies held by it, and to deliver all Deferred Interest Notes held by it, to the Trustee and account to the Trustee for any of the same disbursed or delivered, as the case may be. Upon payment over to the Trustee of all monies held by it, and delivery to the Trustee of all Deferred Interest Notes held by it (and upon accounting for any of the same disbursed or delivered, as the case may be) the Paying Agent shall have no further liability for the monies so paid, and the Deferred Interest Notes so delivered, by it to the Trustee.

          Section 2.05. NOTEHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 10 days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Noteholders.

          Section 2.06. TRANSFER AND EXCHANGE.

          When Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange as requested if its customary requirements for such transactions are met. To permit registration of transfers and exchanges, the Company will execute, and the Trustee shall authenticate, Notes at the Registrar's request. Any exchange or transfer shall be without service charge, except that the Company may require payment of a sum sufficient to cover any transfer tax, stamp duty or similar governmental charge that may be imposed in relation thereto (other than any such tax or charge payable upon exchanges pursuant to Sections 2.10, 3.06 and 9.05).

          The Registrar shall not be required to register the transfer of or exchange any security (a) selected for redemption or (b) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing.

          Section 2.07. REPLACEMENT NOTES.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue, and the Trustee shall authenticate, a replacement Note if the Trustee's customary requirements are met. If required by the Trustee or the Company, a Holder must furnish indemnity sufficient in the judgment of all to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its reasonable expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company, and shall be subject to all of the terms and provisions of this Indenture.

          Section 2.08. OUTSTANDING NOTES.

          Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date or maturity date money sufficient to pay Notes payable on that date and is not prohibited from paying such money to the Holder of such Notes pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

          Section 2.09. TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

          Section 2.10. TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and execute, and the Trustee shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute, and the Trustee shall authenticate, definitive Notes in exchange for temporary Notes.

          Until such exchange, such temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

          Section 2.11. CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Notes surrendered for transfer, exchange, payment or cancellation and shall deliver a certificate of such destruction to the Company unless the Company otherwise instructs the Trustee in writing. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

          Section 2.12. DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent permitted by applicable law, any interest payable on the defaulted interest, to the persons who are Noteholders on a subsequent special record date. Such special record date shall be the fifteenth day next preceding the date fixed by the Company for payment of such defaulted interest, whether or not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest, plus interest payable on the defaulted interest, if any, proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, plus interest payable on the defaulted interest, if any, or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest, plus interest payable on the defaulted interest, if any. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          Section 2.13. CUSIP NUMBER.

          The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number provided to it by the Company in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

          Section 2.14. DEPOSIT OF MONIES, ETC.

          At least one (1) Business Day prior to each payment date, the Company shall deposit with the Paying Agent, in immediately available funds, monies sufficient to make the payment of principal or interest due on such payment date, PROVIDED, HOWEVER, that if the Company shall have made a Deferred Interest Election pursuant to Section 2.15 in respect of all or a portion of the installment of interest due on such payment date, the Company shall instead, in respect of the interest due on such payment date, (i) deposit with the Paying Agent, in immediately available funds, monies sufficient to make the payment of the portion (if any) of such interest to be paid in cash and (ii) deliver to the Paying Agent (x) the Deferred Interest Notes issuable to the respective Noteholders pursuant to Section 2.15(a)(i), duly executed by the Company and authenticated by the Trustee, dated such payment date and registered in the names of the respective Noteholders as of the record date for interest payable on such payment date.

          Section 2.15. CERTAIN INTEREST PAYABLE IN DEFERRED INTEREST NOTES.

          (a) Subject to the provisions of paragraphs (b) and (c) below, the Company may elect (a "Deferred Interest Election") to satisfy, in whole or in part, its obligation to pay interest on the Notes (including without limitation any Deferred Interest Notes theretofore issued under this Indenture) on each or any of the ten Interest Payment Dates (collectively the "Deferred Interest Payment Dates") commencing [March 15, 2000 and ending September 15, 2004] by the issuance of Deferred Interest Notes as provided herein. The Company shall make Deferred Interest Election pursuant to this paragraph (a) by delivering a notice to the Trustee and the Paying Agent not less than 10 nor more than 45 days prior to the record date preceding the relevant Deferred Interest Payment Date, which notice shall state that the Company elects to satisfy the obligation to pay interest, in full or in part, by the issuance of Deferred Interest Notes (ranking PARI PASSU with the Notes) and, if such obligation is to be so satisfied only in part, the portion of such interest obligation to be so satisfied. Upon the making of a Deferred Interest Election in respect of a Deferred Interest Payment Date, in lieu of paying in cash the interest (or a portion thereof) otherwise due and payable on the Notes (including without limitation any Deferred Interest Notes theretofore issued under this Indenture) on such Deferred Interest Payment Date the Company shall execute, and shall require the Trustee to authenticate for each Noteholder as of the record date (including without limitation each Holder of a Deferred Interest Note theretofore issued under this Indenture), a Deferred Interest Note dated the Interest Payment Date on which such interest was so due, registered in the name of such Noteholder and in a principal amount equal to 6% of the principal amount of the Note or Notes held by such Noteholder as of such Interest Payment Date (or the portion thereof to be satisfied pursuant to this paragraph (a)), all in sufficient time for delivery thereof to the Paying Agent as provided in Section
2.14. Such Deferred Interest Notes shall bear interest at a rate of 12% per annum.

          (b) It is expressly agreed that the Deferred Interest Notes shall be entitled to the benefits of, and shall be subject to, the same provisions of this Indenture as the Notes (except, as provided herein, with respect to designation, maximum aggregate principal amount and interest rate).

          (c) Any order to the Trustee to authenticate Deferred Interest Notes pursuant to paragraph (a) above shall conform to the requirements of Section
2.02 and shall be accompanied by resolutions of the Board of Directors of the Company authorizing the issuance of the appropriate principal amount of Deferred Interest Notes. In the event that less than an entire interest payment otherwise payable on any Deferred Interest Payment Date on the outstanding Notes shall be so satisfied, the portion thereof paid in cash shall be allocated ratably among such Noteholders based on their relative principal amounts.


                                  ARTICLE THREE

                                   Redemption

          Section 3.01. NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall deliver to the Trustee an Officers' Certificate certifying compliance with Section 5 of the Notes, indicating the redemption date and the principal amount of Notes to be redeemed. The notice shall be accompanied by an Officer's Certificate and shall state that the redemption complies with the provisions of this Indenture.

          The Notes are not subject to any mandatory redemption or sinking fund provisions.

          The Company shall deliver the Officers' Certificate provided for in this Section 3.01 in writing at least 60 days before the redemption date unless a shorter notice period is satisfactory to the Trustee.

          Section 3.02. SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed at any time, the selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that no Notes with a principal amount of $100 or less shall be redeemed in part. Notices of redemption or repurchase shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption or repurchase date to each Holder of Notes to be redeemed or repurchased at its registered address. If any Note is to be redeemed or repurchased in part only, the notice that relates to such Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new
Note in principal amount equal to the unredeemed or unrepurchased portion will be issued in the name of the Holder thereof upon cancellation of the original Notes.

          Section 3.03. NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed.

          The notice shall identify the Notes to be redeemed and shall state:

               (1)  the redemption date;

               (2) the redemption price (including the amount of accrued interest, if any, to be paid);

               (3)  the name and address of the Paying Agent;

               (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price (including accrued interest, if any);

               (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holder is to receive payment of the redemption price (plus accrued interest, if any) upon surrender to the Paying Agent of the Notes;

               (6) the Section of the Notes pursuant to which the Notes are to be redeemed;

               (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on and after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued; and

               (8)  the CUSIP number, if any.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          Section 3.04. EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price (including accrued interest, if any). Unless the Company defaults in making the redemption payment, interest on the Notes called for redemption ceases to accrue on and after the redemption date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest to the redemption date, but interest payments coming due on an Interest Payment Date prior to such redemption date will be payable to the Holders of record at the close of business on the relevant record dates referred to in Section 2 of the Notes. However, if a redemption date is on or before an Interest Payment Date and on or after the related record date, any accrued interest will be paid to the person in whose name the Note is registered at the close of business on such record date and the only remaining right of the Holder is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes.

          Section 3.05. DEPOSIT OF REDEMPTION PRICE.

          At least one (1) Business Day prior to any redemption date, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date.

          Section 3.06. NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Company shall issue, and the Trustee shall authenticate for the Holder, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                    Covenants

          Section 4.01. PAYMENT OF NOTES.

          (a) The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agent holds on that date (i) money and/or (ii) if then permitted pursuant to Section 2.15 in the case of interest to be paid by delivery of Deferred Interest Notes upon a Deferred Interest Election as provided in Section 2.15(a), Deferred Interest Notes as to which all conditions to the issuance and delivery thereof have been satisfied, in either case designated for and sufficient to pay or satisfy such installment and is not prohibited from paying such money or issuing such Deferred Interest Notes to the Holders of the Notes pursuant to the terms of this Indenture.

          (b) The Company shall pay interest on overdue principal at the rate then borne by the Notes; it shall pay interest on overdue installments of interest as to each of the Notes at the same rate to the extent lawful.

          Section 4.02. CORPORATE EXISTENCE.

          Subject to the provisions of Article Five, the Company shall preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each and their respective rights (charter and statutory), licenses and franchises, PROVIDED THAT the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if the loss thereof, in the good faith judgment of the Board of Directors of the Company is not, and will not be, adverse in any material respect to the Holders.

          Section 4.03. REPORTS

          So long as any Notes are outstanding, the Company will furnish to the Holders of Notes all periodic reports required to be filed by the rules and regulations of the Commission.

          Section 4.04. COMPLIANCE CERTIFICATES.

          (a) The Company shall deliver to the Trustee, within 45 days after the end of each of the first three Quarters of each fiscal year of the Company and within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company. If they do know of such a Default or Event of Default, the certificate shall describe such Default or Event of Default and the status thereof, if known. The first such Officers' Certificate to be delivered by the Company pursuant to this Section 4.04 shall be for the fiscal year ending December 31, 1999. The Company shall also promptly deliver an Officers' Certificate to the Trustee upon becoming aware of any Default or Event of Default, which certificate shall specify the Default or Event of Default.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.03 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such annual financial statements nothing has come to their attention which would lead them to believe that a Default or Event of Default has occurred, or if any such Default or Event of Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

          Section 4.05. MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

          Section 4.06. NOTICE OF DEFAULTS.

          In the event that any Indebtedness of the Company or any of its Subsidiaries has been declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or the lapse of time, or both, shall constitute such default) under such Indebtedness, the Company shall give prompt written notice thereof to the Trustee within 5 days of such declaration.

          Section 4.07. WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 4.08. RESTRICTED PAYMENTS.

          (a) The Company shall not, and shall not permit any of its Subsidiaries, to, directly or indirectly:

               (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries), other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or to any Subsidiary of the Company;

               (ii) purchase, redeem, defease, retire or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company, other than any such Equity Interests owned by the Company or any Subsidiary of the Company;

               (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

               (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as"Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

               (2) the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the immediately preceding fiscal quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of Section
               4.10 hereof; and

               (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clause (iii) of the next succeeding paragraph), is less than the sum (without duplication) of:

                    (A) 50% of the Consolidated Net Income of the Company (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                    (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale, since the Issue Date, of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than (x) Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

                    (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

          (b) The provisions set forth in paragraph (a) above shall not prohibit:

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

               (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of paragraph (a) above;

               (iii) the repayment, defeasance, redemption or repurchase of Intercompany Indebtedness or Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such repayment, defeasance, redemption or repurchase shall be excluded from clause (3)(B) of paragraph (a) above; and

               (iv) the purchase of employee stock or incentive options, or capital stock issued pursuant to the exercise of employee stock or incentive options or pursuant to employee restricted stock purchase plans in an aggregate amount not to exceed $500,000 in any calendar year and in an aggregate amount not to exceed $2.0 million since the date of this Indenture, provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses
          (i), (ii) and (iv), no Default or Event of Default shall have occurred and be continuing.

          (c) The amount of all Restricted Payments, if not made in cash, shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the latest available financial statements of the Company.

          Section 4.09. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

               (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

               (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries;

               (iii) make loans or advances to the Company or any of its Subsidiaries; or

               (iv) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

                    (a) this Indenture and the Notes;

                    (b) Existing Indebtedness;

                    (c) applicable law;

                    (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its

                    Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                    (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice;

                    (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired;

                    (g) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Refinanced Indebtedness;

                    (h) Indebtedness of a Subsidiary of the Company representing loans or Indebtedness which is (A) incurred on the basis of a pledge of accounts receivable due for the sale or lease of equipment, air time or maintenance services to customers and
                    (B) is without recourse to the assets of the Company or such Subsidiary except those assets set forth in subsection (A); or

                    (i) in the case of clause (a), (b), (d), (e), (f), (g) and
                    (h) above, any amendments, modifications, restatements, renewals, increases, supplements, modifications, restatements or refinancings thereof, provided that such amendments, modifications, restatements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence.

          Section 4.10. INCURRENCE OF INDEBTEDNESS OR ISSUANCE OF DISQUALIFIED STOCK.

          The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness including, without limitation, Acquired Debt) and the Company and its Subsidiaries shall not, issue any Disqualified Stock and will not permit any of their respective Subsidiaries to issue any shares of Preferred Equity Interest; provided, however, that, the Company may incur Indebtedness (including, without limitation, Acquired Debt) or issue Disqualified Stock if, after giving PRO FORMA effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the use of proceeds thereof, the aggregate Indebtedness to Cash Flow Ratio of the Company does not exceed 5.0 to 1. The foregoing limitations will not apply to:

               (i) Indebtedness represented by the Notes and this Indenture;

               (ii) Existing Indebtedness;

               (iii) Indebtedness incurred by the Company under (A) Hedging Obligations, provided that (1) the notional principal amount of any interest rate protection agreement does not significantly exceed the principal amount of the Indebtedness to which such interest rate protection agreement relates and (2) any agreements related to fluctuations in currency rates do not increase the outstanding Indebtedness other than as a result of fluctuations in foreign currency exchange rates, and (B) performance, surety and workers' compensation bonds or other obligations of a like nature incurred in the ordinary course of business consistent with past practice;

               (iv) Indebtedness of the Company owed to and held by any of its Subsidiaries and Indebtedness of any Subsidiaries of the Company owed to and held by the Company or any of its Subsidiaries (the Indebtedness incurred pursuant to this clause (iv) being hereafter referred to as "Intercompany Indebtedness"); provided that an incurrence of Indebtedness shall be deemed to have occurred upon any sale or other disposition of Intercompany Indebtedness to a Person other than the Company or any of its Subsidiaries;

               (v) Non-Recourse Debt by the Company incurred to finance purchase money obligations;

               (vi) Indebtedness incurred by the Company under the Senior Credit Agreement, provided that the aggregate principal amount at any time outstanding under this clause (vi) does not exceed $3.0 million less the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale (or less the permanent reduction of any commitments under the Senior Credit Agreement), and less the aggregate principal amount of Indebtedness under this clause (vi) which is refinanced under clause (vii) below;

               (vii) Indebtedness incurred by the Company ("Permitted Refinancing Indebtedness") incurred to refinance, replace or refund Indebtedness ("Refinanced Indebtedness") incurred pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of this covenant or pursuant to clauses (i), (ii) or (vi) of this covenant; provided that:

                    (a) the aggregate principal amount of such Permitted
               Refinancing Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness (including accrued and unpaid interest thereon) plus the amount of fees and reasonable expenses incurred in connection therewith;

                    (b) such Permitted Refinancing Indebtedness shall have final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Refinanced Indebtedness, respectively; and

                    (c) such Permitted Refinancing Indebtedness shall rank no
               higher relative to the Notes than the Refinanced Indebtedness and in no event may any Indebtedness of the Company be refinanced with Indebtedness of any Subsidiary under this clause (vii);

               (viii) any Indebtedness of the Company in an aggregate principal amount (including the amounts outstanding as described to subparagraph
          (vi) hereto) not to exceed $10.0 million at any one time outstanding;

               (ix) Indebtedness of a Subsidiary of the Company representing loans or Indebtedness which is (A) incurred on the basis of a pledge of accounts receivable due for the sale or lease of equipment, air time or maintenance services to customers and (B) is without recourse to the assets of the Company or such Subsidiary except those assets set forth in subsection (A); or


          Section 4.11. TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, license, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable arm's length transaction by the Company or such Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee: (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors; and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness of such Affiliate Transaction to the Company or Subsidiary involved in such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to communications-related matters, a recognized expert in the communications industry; provided, that the following shall be deemed not to be Affiliate Transactions: (1) any reasonable employment agreement or stock option agreement entered into by the Company or any of its Subsidiaries with any of their respective employees in the ordinary course of business; (2) transactions between or among the Company and its Subsidiaries;
(3) Restricted Payments permitted by clauses (i) and (ii) of the second paragraph of Section 4.08 hereof and Permitted Investments of a type referred to in clauses (i) and (iii) of the definition of Permitted Investments; (4) the payment of reasonable fees to directors of the Company or any of its Subsidiaries; and (5) Affiliate Transactions pursuant to agreements in effect on the date of this Indenture and described in the Disclosure Statement and renewals and extensions of such agreements on terms no less favorable to the Holders than the terms of such original agreements and transactions. Notwithstanding the foregoing, no transactions with, or for the benefit of the Holders, shall be deemed an Affiliate Transaction pursuant to this Section 4.11.

          Section 4.12. LIENS.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

          Section 4.13. ADDITIONAL GUARANTEES.

          The Company will not permit any Subsidiary, directly or indirectly, to Guarantee any Indebtedness (other than Permitted Indebtedness) of the Company ("Guaranteed Indebtedness"), unless (i) such Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture to this Indenture providing for a Guarantee ("Subsidiary Guarantee") of payment by such Subsidiary of all of the Company's obligations under the Notes and this Indenture on the terms set forth in this indenture and (ii) such Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary that existed at the time such Person became a Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary. If the Guaranteed Indebtedness is (a) PARI PASSU with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes. Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon
(i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Subsidiary's Capital Stock in, all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited under the terms of this Indenture) or (ii) the release or discharge of the Guarantee that resulted in the creation of such Subsidiary guarantee, except a discharge or release by or as a result of payment under such Guarantee.

          Section 4.14. OFFER TO PURCHASE UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, each Holder shall have a right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the"Change of Control Payment"). Within 20 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

               (i) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

               (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

               (iii) that any Note not tendered will continue to accrue interest;

               (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Notes purchased;

               (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

               (viii) the circumstances and relevant facts regarding such Change of Control.

         (b) On or before the Change of Control Payment Date, the Company shall to the extent lawful (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in U.S. dollars, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent. Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The provisions of Subsections (a) and (b) above shall not apply if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          Section 4.15. MAINTENANCE OF PROPERTIES AND INSURANCE.

          The Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business; PROVIDED, HOWEVER, that nothing in this Section 4.15 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

          Section 4.16. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES.

          The Company shall not, and shall not permit any Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any person other than the Company or a Subsidiary except (i) in a transaction consisting of a sale of all other Capital Stock of such Subsidiary and that complies with the provisions of Section 4.18 hereof, to the extent such provisions apply; (ii) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares; (iii) in a transaction in which, or in connection with which, the Company or a Subsidiary acquires at the same time sufficient Capital Stock of such Subsidiary to at least maintain the same percentage ownership it had prior to such transaction (and provided that the terms of such Capital Stock, and under which such Capital Stock is held are not more disadvantageous to the Company); or (iv) as may be made in connection with a loan of the type described in Sections 4.09 (h) or 4.10(ix).

          Section 4.17. BUSINESS ACTIVITIES.

          The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than that which is related to the design, development, procurement, installation, operation or marketing of location, fleet management or related two-way messaging systems and businesses and reasonably related extensions thereof.

          Section 4.18. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY INTERESTS.

          The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless

                  (i) the Company or such Subsidiary, as the case may be, engaging in such Asset Sale receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

               (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash equivalents;

PROVIDED, HOWEVER, that any notes or similar obligations received by any of the Company or such Subsidiaries from such transferees that are immediately converted by the Company or such Subsidiaries into cash, shall be deemed to be cash (to the extent of the net cash received) for purposes of this clause (ii). Within 180 days after the receipt of any Net Proceeds, the Company may apply such Net Proceeds to:

               (i) repay, and thereby permanently reduce the commitments or amounts available to be borrowed under the Senior Credit Agreement pursuant to clause (vi) of the covenant set forth in Section 4.09 hereof, or

               (ii) an investment in Related Assets or a Related Business. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in any manner that is not prohibited by this Indenture.


                                  ARTICLE FIVE

                              Successor Corporation

          Section 5.01. WHEN THE COMPANY MAY MERGE, ETC.

          So long as any Notes shall remain outstanding, the Company shall not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

               (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

               (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

               (iii) immediately after such transaction, no Default or Event of Default exists; and

               (iv) the Company or person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, at the time of such transaction and, giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the immediately preceding first quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of Section 4.10 hereof.

          In connection with any consolidation, merger, transfer or sale contemplated by this Article 5, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or sale and the supplemental indenture in respect thereto comply with this Article and all conditions precedent, if any, herein provided for relating to such transaction have been complied with.

          Anything in this Section to the contrary notwithstanding, without the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (unless such Notes and all accrued interest thereon shall be paid in full at the closing of any such transactions), the Company shall not consolidate or merge with or into or transfer (whether by sale, liquidation or otherwise) all or substantially all its assets to another Person, other than such a transaction in which the Company is the surviving corporation and the holders of at least 51% of its outstanding voting Capital Stock, on a fully-diluted basis, immediately prior to such transaction, hold directly or indirectly, at least 51% of such voting Capital Stock, on a fully-diluted basis, immediately after such transaction.

          Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger or any sale, conveyance, transfer, lease or other disposition or assignment by the Company in accordance with
Section 5.01, unless the principal and interest on the Notes shall have been paid in full upon consummation of such transaction, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance, transfer or other disposition or assignment is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture and the Notes referring to the Company shall refer instead to the successor corporation and not the Company), and may exercise every right and power of the Company under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company herein and therein.

                                   ARTICLE SIX

                              Defaults and Remedies

          Section 6.01. EVENTS OF DEFAULT.

          An "Event of Default" occurs if:

               (1) there is a default in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article Ten;

               (2) there is a default in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment shall be prohibited by the provisions of Article Ten;

               (3) the Company fails to comply with any of its other covenants or agreements contained in the Notes or this Indenture, other than a failure to comply with Section 5.01, and the Trustee or the Holders of at least 33 1/3% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of 33 1/3% in principal amount of the outstanding Notes request the Trustee to give such notice on their behalf, the Trustee shall do so;

               (4) there shall be a default under any Indebtedness of the Company or any Subsidiary of the Company, which default is not cured or waived and extends beyond any period of grace provided with respect thereto and which default relates to (i) the obligation to pay the full outstanding principal of any such Indebtedness on final maturity or (ii) an obligation other than the obligation to pay the full outstanding principal of any such Indebtedness on final maturity and the effect of such default is to cause such Indebtedness to become due prior to its stated maturity; PROVIDED, HOWEVER, (A) that no default under clause (4)(i) or (ii) shall exist if such default does not relate to such Indebtedness in excess of $2 million;

               (5) there shall have been rendered against the Company or any of its Subsidiaries final non-appealable judgments for the payment of money, individually or in the aggregate, in an amount of $2 million or more by a court or courts of competent jurisdiction, which shall remain undischarged or in respect of which funds shall not have been set aside for payment for a period (during which execution thereof shall not be effectively stayed) of 60 days after the date on which any period for appeal has expired;

               (6) the Company or any of its Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case,

                    (B) consents to the entry of an order for relief against it in an involuntary case,

                    (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

                    (D) makes a general assignment for the benefit of its
               creditors;

               (7) a court of competent jurisdiction enters an order or decree in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law that:

                    (A) approves as properly filed a petition seeking
               reorganization, arrangement, adjustment or composition in respect of the Company or such Subsidiary,

                    (B) appoints a Custodian therefor or for all or
               substantially all of their respective properties, or

                    (C) orders the liquidation of the Company or any of its
               Subsidiaries,

          and, in each case, the order or decree remains unstayed and in effect for a period of 60 consecutive days.

               The term "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law; or

               (8) the Company fails to comply with Section 5.01.

               (9) termination or loss, for any reason, of any material FCC License or permit necessary for the operation of the Company's business in the manner conducted pursuant to the Plan (unless (i) the Company or any of its Subsidiaries is contesting in good faith the loss of such license or permit at the FCC and has not exhausted its remedies at the FCC; and (ii) the Company (together with any Subsidiary) continues to have the right to use such license or permit if previously obtained);

          Section 6.02. ACCELERATION.

          If an Event of Default (other than an Event of Default specified in Section 6.01(3), (6), (7) or (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 33 1/3% in principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on all the Notes to be due and payable immediately, PROVIDED, HOWEVER, that the Trustee shall make no such declaration unless and until the Trustee shall have delivered to the Bank Agent prior written notice of its intent to make such declaration. Upon such declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(3), (6), (7) or (8) occurs with respect to the Company, or any of its Subsidiaries, all unpaid principal and accrued interest on the Notes then outstanding shall IPSO FACTO become and be immediately due and payable without declaration or other act on the part of the Trustee or any Noteholder. The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default have been cured or waived (except nonpayment of principal of or interest on the Notes that has become due solely because of the acceleration) and (ii) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereto.

          In addition, if an Event of Default shall have occurred as the result of the prohibition of any payment under the terms of Section 10.02, if on or before the end of the Payment Blockage Period the Company shall pay or deposit with the Trustee a sum sufficient to pay in accordance with the provisions hereof and of the Notes all matured installments of interest and principal upon all the Notes which shall have become due other than as a result of any acceleration of the Notes as a result of such Event of Default (with interest on overdue installments of interest, to the extent that payment of such interest is permitted under applicable law, and on overdue principal at the rate borne by the Notes), then in such case such Event of Default and any such acceleration arising from the prohibition of such payment shall be deemed rescinded and annulled; but no such rescission or annulment shall extend to or shall affect any subsequent or other default or impair any right consequent thereon.

          Section 6.03. OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may, with prior written notice to the Bank Agent in each case, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          Section 6.04. WAIVER OF EXISTING DEFAULTS.

          Subject to Section 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in payment of principal of or interest on any Note as specified in clauses (1) and
(2) of Section 6.01. When a Default or Event of Default is waived, it is cured and it ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.05. CONTROL BY MAJORITY.

          The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER,

               (1) such direction shall not be in conflict with any rule or law or with this Indenture,

               (2) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unduly prejudicial to the Holders not taking part in such direction, and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 6.06. LIMITATION ON SUITS.

          A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 33 1/3% of the aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

          The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal or interest (if any) on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including, without limitation, acceleration, by the Holders of a 331/3% in principal amount of outstanding Notes, provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof. A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

          Section 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

          Section 6.08. COLLECTION SUIT BY TRUSTEE.

          If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid, together with interest on the overdue principal and, to the extent lawful, interest on overdue installments of interest, in each case at the rate PER ANNUM then borne by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall (subject to the provisions of Article Ten hereof) be empowered and entitled to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept to adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

          Section 6.10. PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee for amounts due under Section 7.07;

               Second: to the holders of Senior Indebtedness to the extent required by Article Ten;

               Third: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

               Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section.

          Section 6.11. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Notes.


                                  ARTICLE SEVEN

                                     Trustee

          Section 7.01. DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a),(b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 7.02. RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to the Trustee against loss, liability, or expense that might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Section 4.04, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.01, 4.03 and 4.04 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

          Section 7.04. TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money




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paid to the Company or upon the Company's direction under any provision of this
Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

          Section 7.05. NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

          Section 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days after each December 31, beginning with the December 31 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c). A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which any Notes are listed. The Company shall promptly notify the Trustee when any Notes are listed on any stock exchange.

          Section 7.07. COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the gross negligence, willful misconduct or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of




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



its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The obligations of the Company under this Section
7.07 shall survive the satisfaction and discharge of this Indenture. To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or 6.01(7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          Section 7.08. REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company and obtaining the prior written approval of the FCC, if so required by the Communications Act, including Section 310(d) and the rules and regulations promulgated thereunder. The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee (subject to the prior written approval of the FCC, if required by the Communications Act, including Section 310(d), and the rules and regulations promulgated thereunder) if:

          (a) the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) the Trustee is no longer in compliance with the foreign ownership provisions of Section 310 of the Communications Act and the rules and regulations promulgated thereunder;

          (d) a Custodian or public officer takes charge of the Trustee or its property; or

          (e) the Trustee becomes incapable of acting. If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If a successor Trustee does not take



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



office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee.

          Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          Section 7.10. ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of TIA
Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

          Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.





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



                                  ARTICLE EIGHT

                             Discharge of Indenture

          Section 8.01. TERMINATION OF COMPANY'S OBLIGATIONS.

          The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the immediately succeeding paragraph, if all Notes previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if, not more than one year prior to the date of maturity of the Notes, the Company has irrevocably deposited or caused to be deposited with the Trustee or a Paying Agent, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, as trust funds in trust solely for the benefit of the Holders for that purpose, money or non-callable U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest (in the opinion of a nationally recognized accounting firm of independent certified public accountants expressed in written certification thereof delivered to the Trustee), to pay principal of and interest on the outstanding Notes to maturity or redemption, as the case may be, provided that the Trustee or such Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes and provided, further, that the Company shall have delivered to the Trustee (i) either an Opinion of Counsel with no material qualifications in form and substance satisfactory to the Trustee to the effect that Holders of the Notes (A) will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit (and the defeasance contemplated in connection therewith) and (B) will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, or an applicable favorable ruling to that effect received from or published by the Internal Revenue Service; (ii) an Opinion of Counsel with no material qualifications to the effect that the funds so deposited will not be subject to the rights of holders of Senior Indebtedness; (iii) an Opinion of Counsel with no material qualifications to the effect that after the passage of 90 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that the Opinion of Counsel may contain a qualification that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion is given as to the effect of such laws on the trust funds except the following: (x) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to the Holders, a valid and perfected security interest in such trust funds would exist that is not avoidable in bankruptcy or otherwise, (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (z) no property, rights in property or other interests granted to the Trustee or the holders of the Notes in exchange for or with respect to any such trust funds will be subject to any prior rights of holders of Senior Indebtedness, including without limitation those arising under Article Ten of this Indenture; and (iv) an Officers' Certificate stating that such deposit with the Trustee will not constitute a default under any Senior Indebtedness. The Company may make an irrevocable deposit pursuant to this Section 8.01 only if at such time it is not prohibited from doing so under the provisions of Article Ten and the Company shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate to that effect.

          Notwithstanding any such termination, however, the obligations in
Section 11 of the Notes and in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01,
7.07, 7.08, 8.03 and 8.04 hereof shall survive until the Notes are no longer outstanding. Thereafter, the obligations in Section 11 of the Notes and in Sections 7.07 and 8.03 hereof shall survive.

          After such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

          Section 8.02. APPLICATION OF TRUST MONEY.

          The Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 hereof and shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to the provisions of Article Ten.

          Section 8.03. REPAYMENT TO COMPANY.

          Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money or U.S. Government Obligations held by them under Section 8.01 for the payment of principal of or interest on the Notes that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee or such Paying Agent before being required to make any payment may at the expense of the Company cause to be published once in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), or mail to each Holder entitled to such money, notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to money must look to the Company for payment as general creditors unless applicable law designates another person.



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



          Section 8.04. REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                       Amendments, Supplements and Waivers

          Section 9.01. WITHOUT CONSENT OF HOLDERS.

          The Company, when authorized by resolutions of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholders:

               (1) to cure any ambiguity, omission, defect or inconsistency;

               (2) to comply with Article Five;

               (3) to provide for uncertificated Notes in addition to certificated Notes;

               (4) to make any change that does not adversely affect the rights of any Noteholder;

               (5) to add to the covenants of the Company for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Company; or

               (6) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by Section 9.03 hereof or otherwise.



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



Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holder hereunder.

          Section 9.02. WITH CONSENT OF HOLDERS.

          Subject to Section 6.07, the Company, when authorized by resolutions of its Board of Directors and the Trustee, may amend or supplement this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any Noteholder. Without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

               (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the rate of or extend the time for payment of interest on any Note;

               (3) reduce the principal of, or alter the fixed maturity of, any Note or alter the redemption provisions with respect thereto;

               (4) make any Note payable in money other than that stated in the Note;

               (5) waive a default in the payment of principal of or interest on or redemption payment with respect to any Note;

               (6) make any change in this Section 9.02 or Section 6.04 or 6.07; or

               (7) modify the terms of payment of interest or principal in any other way.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail, or cause to be mailed, to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail or cause to be mailed such notice, or any defect therein, shall not in any way impair or affect the validity of any amendment, supplement or waiver.

          If shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under Section 9.01 of this Section 9.02 may not make any change that adversely affects the rights under Article Ten of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

          Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

          Upon the Indenture becoming qualified under the TIA, every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

          Section 9.04. REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.




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



          Section 9.05. NOTATION ON OR EXCHANGE OF NOTES.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. The Trustee may place an appropriate notation on all Notes thereafter authenticated.

          Section 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment, supplement or waiver if requested by the Company, so long as the same complies with the requirements of this Indenture and in doing so shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture, is not inconsistent herewith and is valid and binding on the Company in accordance with its terms. However, the Trustee need not sign any amendment, supplement or waiver that adversely affects its rights, duties, liabilities or immunities.

                                   ARTICLE TEN

                                  Subordination

          Section 10.01. NOTES SUBORDINATED TO SENIOR INDEBTEDNESS.

          The Company, for itself and its successors, and each Holder, by his acceptance of Notes, agrees that the payment of the Obligations is and shall be subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment in full of all Senior Indebtedness in cash or Cash Equivalents (including any interest accruing subsequent to an event specified in Sections 6.01(7) and 6.01(8); provided that interest accruing during the pendency of any such proceeding is included only to the extent that the holders of such Senior Indebtedness are determined in such proceeding to be entitled to receive such interest from the Company).

          This Article Ten shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          Section 10.02. NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

          (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise (unless waived), all Senior Indebtedness then due shall first be paid in full, or such payment duly provided for to the reasonable satisfaction of the Bank Agent in the case of the Bank Obligations or a trustee on behalf of, or other representative of, other Senior Indebtedness, before any payment is made on account of the Obligations.

          (b) Upon the happening of an event of default in payment of any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, then, unless and until such event of default shall have been cured or waived in writing or shall have ceased to exist, no payment shall be made by the Company with respect to Obligations.

          (c) Upon receipt by the Company of notice of an event of default (other than a payment default) under the Senior Credit Agreement or any Permitted Bank Refinancing per mitting an acceleration thereof (and which notice shall specify that it is a Payment Blockage Notice delivered pursuant to this
Section 10.02(c)), as such event of default is defined therein or in the instrument under which it is outstanding, and such event of default shall not have been cured or waived in writing or shall not have ceased to exist, no payment shall be made by the Company with respect to the Obligations during the period (the "Payment Blockage Period") lasting until 180 days from the receipt of such notice by the Company (except as hereinafter provided in this Section 10.02(c)). Any number of additional notices may be given to the Company during the Payment Blockage Period (including during or following a period in which an event of default upon which any prior notice or notices given during the Payment Blockage Period are based shall have been cured or waived in writing or which have ceased to exist), and during the Payment Blockage Period, the Company may make payments with respect to the Obligations if each event of default upon which any notice or notices are based shall have been cured or waived in writing or shall have ceased to exist. Within any 360-day period, only one Payment Blockage Period shall be commenced. Notwithstanding anything herein to the contrary, no payment with respect to the Obligations may be blocked pursuant to this Section 10.02(c) for a period in excess of 180 days from the date such payment was due.

          (d) In the event that notwithstanding the provisions of this Section
10.02 the Trustee or any Holder shall receive any payment on account of the Obligations after the maturity of Senior Indebtedness as described in Section 10.02(a) above, after the happening of an event of default of the type specified in Section 10.02(b) above or after the happening of an event of default and during the Payment Blockage Period specified in Section 10.02(c) above, then, unless and until such Senior Indebtedness shall have been paid in full, or provision made therefor to the reasonable satisfaction of the Bank Agent in the case of the Bank Obligations or a trustee on behalf of, or other representative of, other Senior Indebtedness or such event of default shall have been cured or waived in writing or shall have ceased to exist, such payment (subject to the provisions of Sections 10.06 and 10.07) shall be received and held by the Trustee or such Holder, as the case may be, in trust for the benefit of, and, if the Senior Indebtedness shall have been declared immediately due and payable, shall forthwith be paid over and delivered to, the holders of Senior Indebtedness (PRO RATA as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to (in the case of cash) or as collateral (which collateral shall be reduced to cash in a commercially reasonable manner) for (in the case of any non-cash payment or distribution) the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of Senior Indebtedness. The Company shall give written notice to the Trustee of any default, waiver of default or cure of default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued, in each case promptly upon acquiring knowledge thereof.




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



          Section 10.03. NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY.

          Upon any distribution of assets or securities of the Company of any kind or character upon any dissolution, winding up, liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the Company or its debts (whether voluntary or involuntary or in bankruptcy, liquidation, insolvency, receivership, arrangement, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise:

               (a) all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 6.01(7) and 6.01(8); provided that interest accruing during the pendency of any such proceeding is included only to the extent that the holders of such Senior Indebtedness are determined in such proceeding to be entitled to receive such interest from the Company) shall first be paid in full in cash or Cash Equivalents (or have such payment duly provided for to the reasonable satisfaction of the Bank Agent in the case of the Bank Obligations or a trustee on behalf of, or other representative of, other Senior Indebtedness) before the Holders are entitled to receive any payment on account of the Obligations;

               (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Ten, shall be paid or made by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued, for application to (in the case of cash) or as collateral (which collateral shall be reduced to cash in a commercially reasonable manner) for (in the case of any non-cash payment or distribution) the payment of such Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

               (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders on account of the Obligations before all Senior Indebtedness is paid in full, or provision made for its payment to the reasonable satisfaction of the Bank Agent in the case of the Bank Obligations or a trustee on behalf of, or other representative of, other Senior Indebtedness, such payment or distribution (subject to the provisions of Sections 10.06 and 10.07) shall be received and held in trust for and shall be paid over to the holders of the Senior




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



          Indebtedness remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Indebtedness may have been issued, for application to (in the case of cash) or as collateral (which collateral shall be reduced to cash in a commercially reasonable manner) for (in the case of any non-cash payment or distribution) the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

          The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

          Section 10.04. NOTEHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

          Subject to the payment in full of all Senior Indebtedness, the holders of Obligations shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing in respect of the Obligations shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Section 10.04 shall be deemed to create any duty, obligation or liability on the part of any holder of Senior Indebtedness to the Trustee or any holder of Obligations.

          Section 10.05. OBLIGATION OF COMPANY UNCONDITIONAL.

          Nothing contained in this Article Ten or elsewhere in this Indenture, or in the Notes, is intended to or shall impair as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the provisions of Section 10.13 and the rights, if any, under this Article Ten of the holders of Senior Indebtedness in respect of cash, property or securities of the Company otherwise payable or delivered to such holders upon the exercise of any such remedy. Upon




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any distribution of assets of the Company referred to in this Article Ten, the
Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten (provided that such person or court shall have been apprised of the provisions hereof).

          Section 10.06. TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the taking of any other action under this Article Ten by the Trustee unless and until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee or representative (duly authorized in writing or by telex or telecopy promptly confirmed in writing) therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such facts exist. Nothing contained in this
Section 10.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.02.

          Section 10.07. APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT.

          Money or securities deposited in trust with the Trustee pursuant to and in accordance with Section 8.01 shall be for the sole benefit of Noteholders and, to the extent allocated for the payment of Obligations, shall not be subject to the subordination provisions of this Article Ten. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Notes shall be subject to the provisions of Sections 10.01, 10.02, 10.03 and 10.04 except that, if one Business Day prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest on any Note), or, if later, one Business Day prior to the date such payment is actually made, the Trustee shall not have received with respect to such monies the notice provided for in Section 10.06, then the Trustee or the Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it during or after such one Business Day. This Section shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness.



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



          Section 10.08. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, waive a default or event of default, modify or amend the terms of any instrument pursuant to which the Senior Indebtedness is issued or any security therefor and release, sell or exchange any security therefor and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders. No provision in any supplemental indenture which affects the superior position of the holders of the Senior Indebtedness shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

          Section 10.09. NOTEHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

          Each Holder by his acceptance of Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or bankruptcy reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon a general assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of his Obligations in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders.

          Section 10.10. RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

          The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article Ten in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.




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          Section 10.11. ARTICLE TEN NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment of Obligations on the Notes by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

          Section 10.12. NO FIDUCIARY DUTY CREATED TO HOLDERS OF SENIOR INDEBTEDNESS.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article Ten, other than the duties herein expressly provided.

          Section 10.13. LIMITATION ON CERTAIN REMEDIES.

          Notwithstanding the provisions hereof, during (x) a Payment Blockage Period, until such time as the Bank Obligations shall have been paid in full or all events of default upon which such Payment Blockage Period is based shall have been cured or waived in writing or shall have ceased to exist, or (y) the period lasting until 180 days following the happening of an event of default in payment of any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, until such time as the Bank Obligations shall have been paid in full or such event of default shall earlier be cured or waived in writing or shall have ceased to exist, neither the Trustee nor any Holder may levy, foreclose or otherwise attempt to realize upon any asset or property of the Company.

          Section 10.14. MISCELLANEOUS.

          (a) The Holders, the Trustee and the Company each will, at the Company's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Bank Agent may deem reasonably necessary to protect any right or interest granted or purported to be granted by the provisions of this Article Ten or to enable the holders of the Bank Obligations or the Bank Agent to exercise and enforce their rights and remedies hereunder.

          (b) All rights and interests under this Article Ten of the holders of the Bank Obligations or the Bank Agent and all agreements and obligations of the Holders and the Trustee and the Company under this Article Ten shall remain in full force and effect irrespective of:

          (i) any change in the time, manner or place of payment of, or in any other term of, or in the amount of, all or any of the Bank Obligations or any Senior Indebtedness, or any other amendment or waiver of or any consent




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     to departure from the Senior Credit Agreement, any Permitted Bank
     Refinancing or any other agreement, or instrument relating thereto or to any other Senior Indebtedness; or

          (ii) any exchanges, release or non-perfection of any collateral or security interests therein, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Bank Obligations, or other Senior Indebtedness.

          (c) The provisions of this Article Ten shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          (d) The Holders, the Trustee and the Company each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness and this Article and any requirement that any holder of Senior Indebtedness protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral. Nothing contained in this subsection 10.14(d) shall limit the right of the Trustee to receive and rely upon notice from the Company as provided under
Section 10.02 or to act in accordance with Section 10.07.

          (e) No failure on the part of any holder of Senior Indebtedness or any representative of such holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          (f) The provisions of this Article Ten constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Indebtedness shall have been paid in full in cash or Cash Equivalents (or such payment shall have been duly provided for to the reasonable satisfaction of the Bank Agent in the case of the Bank Obligations or a trustee on behalf of, or other representative of, Senior Indebtedness, (ii) be binding upon the Holders, the Trustee and the Company and each of their respective successors and assigns, and (iii) inure to the benefit of and be enforceable by each holder of Senior Indebtedness and their representatives, successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any holder of the Bank Obligations may assign or otherwise transfer any note or other evidence of indebtedness held by it, or grant any participation in any of its rights or obligations under the Senior Credit Agreement, to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such holder herein or otherwise.




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




                                 ARTICLE ELEVEN

                                  Miscellaneous

          Section 11.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

          Section 11.02. NOTICES.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

               Teletrac, Inc.
               3220 Executive Ridge
               Suite 100
               Vista, CA 92083
               Telecopier No.: (760) 597-9906
               Attention: General Counsel

         With a copy to:

               Reboul, MacMurray, Hewitt, Maynard & Kristol
               45 Rockefeller Plaza
               New York, NY 10111
               Telecopier No.: (212) 841-5725
               Attention: David S. Elkind, Esq.

         If to the Trustee:

               [TO COME]

          The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally



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delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

          Section 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes, notwithstanding that this Indenture may not be qualified under the TIA at such time. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c), notwithstanding that this Indenture may not be qualified under the TIA at such time.

          Section 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include:




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



          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

          Section 11.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by, or a meeting of, Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 11.07. LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions are not required to be open in the city of New York, State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, but interest shall accrue on such payment for the intervening period.

          Section 11.08. GOVERNING LAW.

          The internal laws of the State of New York, without regard to principles of conflict of laws, shall govern this Indenture and the Notes.

          Section 11.09. NO RECOURSE AGAINST OTHERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim




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based on, in respect of, or by reason of, such obligations or their creation.
Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          Section 11.10. SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 11.11. DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 11.12. NO INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 11.13. SEVERABILITY.

          In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes.

          Section 11.14. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.





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


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.


                                                  TELETRAC, INC.

                                                  By:
                                                     Name:
                                                     Title:

Attest:


_________________________
                                                 [--------------------],
                                                  as Trustee

                                                  By:
                                                     Name:
                                                     Title:

Attest:



_________________________






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